UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15th, 2010

STELLAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Las Vegas, Nevada		89014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-547-4614

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 1.01 Other Events

June 14th, 2010, - Stellar Resources Ltd. (the "Company") announced the completion of its agreement to acquire 100% of Elk Hills Heavy Oil LLC and 100% of Four Bear Heavy Oil, LLC from Mr. Ray Jefferd and Mr. Glen Landry.

The Company has acquired these oil and gas leases as part of its strategic plan to enter into the business of oil and gas production, development, exploration, and the accumulation of oil and gas reserves.

The Corporation has satisfied all of its due diligence requirements regarding the transaction with Mr. Ray Jefferd and Mr. Glen Landry.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release.

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th  day of June, 2010.

STELLAR RESOURCES LTD.

By:          /s/ Ray Jefferd, President,
Chief Executive Officer
a member of the Board of Directors

By:          /s/ Luigi Rispoli
Chief Financial Officer
a member of the Board of Directors